UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

Simlatus Corp.
(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)
Phone: (530) 205-3437
(Company ’ s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information

Effective as of May 19, 2016, the Board of Directors of the Company has finalized an agreement with Direct Capital Group Inc., to extinguish the following notes in total value of $1,685,842;

	Original		Current	Principal	P & I
	Principal	Original	Interest	Balance	Balance
Payee	Amount	Date	Rate	19/03/2016	19/03/2016
Direct Capital Group	80,000	02/29/16	8.00%	80,000.00	$81,298.00
Direct Capital Group	80,000	01/31/16	8.00%	80,000.00	$81,806.00
Direct Capital Group	80,000	12/31/15	8.00%	80,000.00	$82,350.00
Direct Capital Group	80,000	11/30/15	8.00%	80,000.00	$82,893.00
Direct Capital Group	80,000	10/31/15	8.00%	80,000.00	$83,818.00
Direct Capital Group	240,000	03/31/15	8.00%	24,000.00	$282,319.00
Direct Capital Group	360,000	01/01/15	8.00%	360,000.00	$423,204.00
Direct Capital Group	48,000	10/31/14	8.00%	45,157.00	$49,572.00
Direct Capital Group	360,000	10/01/14	22.00%	360,000.00	$463,029.00
Direct Capital Group	48,000	07/31/14	22.00%	-	$8,919.00
Direct Capital Group	48,000	04/30/14	22.00%	23,000.00	$38,060.00
Direct Capital Group	16,000	02/28/14	22.00%	-	$3,561.00
Direct Capital Group	16,000	01/31/14	22.00%	-	$-
Direct Capital Group	16,000	12/31/13	22.00%	-	$-
Direct Capital Group	16,000	11/30/13	22.00%	-	$-
Direct Capital Group	16,000	10/31/13	22.00%	-	$-
Direct Capital Group	11,000	08/31/13	22.00%	-	$-
Direct Capital Group	14,072	07/31/13	22.00%	72.00	$5,013.00
Direct Capital Group	11,000	07/31/13	22.00%	-	$-

TOTALS	$1,620,072.35			$1,212,229.00	$1,685,842.00

ITEM 9.0 Financial Statements and Exhibits

INDEX TO EXHIBITS

Exhibit No	Description
10.1	Board Resolution and Exhibits dated May 19, 2016
10.2	Agreement between SIML and Direct Capital Group Inc. dated May 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016

Simlatus Corporation

By: /s/Gary B. Tilden
Gary B. Tilden, CEO and Secretary